CB&I Reports Strong 2014 Fourth Quarter and Full-Year Results
New Bookings up 33%, Revenue up 17%, and Operating Income up 31% from 2013
THE WOODLANDS, Texas, Feb. 24, 2015 /PRNewswire/ -- CB&I (NYSE: CBI) today reported financial results for the fourth quarter and full-year 2014. Adjusted net income for 2014 was $568.7 million, or $5.21 per diluted share, excluding integration related costs of $25.1 million net of tax, or $0.23 per diluted share. For the year, GAAP net income was $543.6 million, or $4.98 per diluted share. CB&I’s consolidated 2014 revenue was $13.0 billion, up from $11.1 billion, a 17 percent increase from the prior year. New awards for the year totaled $16.3 billion, which resulted in a backlog of $30.4 billion.
For the fourth quarter, CB&I’s adjusted net income was $161.3 million, or $1.47 per diluted share, excluding acquisition and integration related costs of $10.9 million net of tax, or $0.10 per diluted share. GAAP net income for the quarter was $150.4 million, or $1.37 per diluted share. Revenue for the fourth quarter was $3.4 billion with new awards of $3.3 billion. Cash from operating activities for the fourth quarter was $613.3 million, resulting in $264.0 million for the year.
“We are pleased to deliver another year of strong safety, operational and financial performance. Our new awards and backlog are at record levels, and our prospect list for 2015 supports our outlook for sustained earnings growth,” said Philip K. Asherman, CB&I’s President and Chief Executive Officer. “Despite the uncertainty generated by lower oil prices, our customers continue to rely on us to deliver solutions for their major capital projects. Over the last two years we made great progress in reducing costs and generating efficiencies across the organization, and believe our cost discipline coupled with the benefits of our diversified integrated offerings will allow us to maintain our performance and provide solid returns for our shareholders.”
New awards of $16.3 billion for the year highlight the breadth and reach of our offerings across our end markets. Awards included strong bookings in the United States such as the engineering and construction of a three train LNG export terminal; two combined cycle gas turbine power projects; an ammonia storage tank; pipe fabrication for a propane dehydrogenation unit; nuclear and petrochemical facility maintenance work; as well as various decommissioning and decontamination, environmental remediation and government services awards. Globally, we booked noteworthy awards for engineering and procurement for a clean fuels project; structural, mechanical and piping construction for an LNG project; construction of petroleum storage tanks; licensing for a grassroots ethylene plant; engineered products for refining, petrochemicals and gas processing facilities; strategic technology licenses; and numerous additional steel plate storage and fabrication awards.

Commenting on CB&I’s outlook for 2015, Mr. Asherman stated, “We project less than 5 percent of our revenue from new bookings could be affected by timing risks associated with lower oil prices. Accordingly, we think it is prudent to marginally adjust our guidance to revenue of $14.4 billion - $15.2 billion and earnings per share of $5.55 - $6.05.”
Earnings Conference Call
CB&I will host a webcast on Feb. 24 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.
About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 54,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Important Information For Investors And Shareholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2014, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Revenue	$3,371,686	$3,000,257	$12,974,930	$11,094,527
Cost of revenue	2,981,048	2,661,051	11,508,521	9,895,517
Gross profit	390,638	339,206	1,466,409	1,199,010
% of Revenue	11.6%	11.3%	11.3%	10.8%

Selling and administrative expense	95,425	98,921	405,208	379,485
% of Revenue	2.8%	3.3%	3.1%	3.4%

Intangibles amortization	16,661	18,429	66,506	61,111
Equity earnings	(11,222)	(7,337)	(25,225)	(23,474)
Other operating (income) expense, net	(1,596)	(493)	(2,373)	1,643
Acquisition and integration related costs	17,518	19,260	39,685	95,737
Income from operations	273,852	210,426	982,608	684,508
% of Revenue	8.1%	7.0%	7.6%	6.2%

Interest expense	(21,691)	(21,506)	(83,590)	(87,578)
Interest income	2,403	1,721	8,524	6,930
Income before taxes	254,564	190,641	907,542	603,860

Income tax (expense) benefit	(72,141)	26,414	(271,417)	(91,270)
Net income	182,423	217,055	636,125	512,590

Less: Net income attributable to noncontrolling interests	(32,013)	(20,274)	(92,518)	(58,470)
Net income attributable to CB&I	$150,410	$196,781	$543,607	$454,120

Net income attributable to CB&I per share:
Basic	$1.39	$1.83	$5.03	$4.29
Diluted	$1.37	$1.80	$4.98	$4.23

Weighted average shares outstanding:
Basic	108,207	107,527	108,047	105,935
Diluted	109,466	109,168	109,122	107,452

Cash dividends on shares:
Amount	$7,546	$5,375	$30,246	$21,453
Per share	$0.07	$0.05	$0.28	$0.20

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition and integration related costs) (1)

Adjusted income from operations	$291,370	$229,686	$1,022,293	$780,245
Adjusted % of Revenue	8.6%	7.7%	7.9%	7.0%

Adjusted net income attributable to CB&I	$161,270	$208,915	$568,695	$527,436
Adjusted net income attributable to CB&I per share (diluted)	$1.47	$1.91	$5.21	$4.91

(1) The exclusion of Shaw acquisition and integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013

		% of		% of		% of		% of
NEW AWARDS (1)		Total		Total		Total		Total
Engineering, Construction and Maintenance (2)	$2,430,030	74%	$4,035,993	76%	$12,322,827	76%	$8,131,206	66%
Fabrication Services	455,720	14%	799,681	15%	1,816,021	11%	2,681,886	22%
Technology	176,435	5%	233,784	5%	993,569	6%	633,690	5%
Environmental Solutions (2)	226,517	7%	225,590	4%	1,132,856	7%	806,188	7%
Total	$3,288,702		$5,295,048		$16,265,273		$12,252,970

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Engineering, Construction and Maintenance (2)	$2,372,085	70%	$1,961,360	66%	$9,001,982	69%	$7,165,739	65%
Fabrication Services	618,532	18%	698,052	23%	2,521,594	19%	2,575,597	23%
Technology	157,984	5%	130,472	4%	602,513	5%	599,195	5%
Environmental Solutions (2)	223,085	7%	210,373	7%	848,841	7%	753,996	7%
Total	$3,371,686		$3,000,257		$12,974,930		$11,094,527

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Engineering, Construction and Maintenance (2)	$163,152	6.9%	$110,885	5.7%	$560,563	6.2%	$350,525	4.9%
Fabrication Services	66,179	10.7%	75,647	10.8%	234,884	9.3%	259,750	10.1%
Technology	52,494	33.2%	40,125	30.8%	187,385	31.1%	156,835	26.2%
Environmental Solutions (2)	9,545	4.3%	3,029	1.4%	39,461	4.6%	13,135	1.7%
Total operating groups	$291,370	8.6%	$229,686	7.7%	$1,022,293	7.9%	$780,245	7.0%
Acquisition and integration related costs	(17,518)		(19,260)		(39,685)		(95,737)
Total	$273,852	8.1%	$210,426	7.0%	$982,608	7.6%	$684,508	6.2%

(1) New awards represents the value of new project commitments received by the Company during a given period, as well as scope growth on existing commitments.

(2) The 2013 results for a large engineering, procurement and construction project in the U.S. that was previously reported within our Environmental Solutions operating group were reclassified to our Engineering, Construction and Maintenance operating group to conform to its classification in 2014, reflecting the present management oversight for the project.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2014	2013
ASSETS

Current assets	$3,530,459	$3,389,565
Equity investments	107,984	101,754
Property and equipment, net	771,651	788,797
Goodwill and other intangibles, net	4,751,685	4,854,191
Other non-current assets	219,252	255,286
Total assets	$9,381,031	$9,389,593

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and other borrowings	$270,738	$215,000
Other current liabilities	4,051,492	4,582,624
Long-term debt	1,564,158	1,625,000
Other non-current liabilities	618,340	459,531

Shareholders' equity	2,876,303	2,507,438
Total liabilities and shareholders’ equity	$9,381,031	$9,389,593

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Twelve Months
	Ended December 31,
	2014	2013
CASH FLOWS

Cash flows from operating activities	$264,047	$(112,836)
Cash flows from investing activities	(182,277)	(1,825,309)
Cash flows from financing activities	(75,523)	1,732,812
Effect of exchange rate changes on cash and cash equivalents	(75,426)	(17,560)
Decrease in cash and cash equivalents	(69,179)	(222,893)
Cash and cash equivalents, beginning of the year	420,502	643,395
Cash and cash equivalents, end of the year	$351,323	$420,502

OTHER FINANCIAL DATA

Decrease (increase) in receivables, net	$78,881	$(154,143)
Change in contracts in progress, net	(942,689)	(619,336)
Decrease in inventory	16,832	1,504
Increase (decrease) in accounts payable	99,376	(43,491)
Change in contract capital	$(747,600)	$(815,466)

Depreciation and amortization	$181,398	$180,026
Capital expenditures	$117,624	$90,492

	December 31, 2014	December 31, 2013
Backlog (1)	$30,363,269	$27,794,212

(1) Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Adjusted income from operations

Income from operations	$273,852	$210,426	$982,608	$684,508
Acquisition and integration related costs	17,518	19,260	39,685	95,737
Adjusted income from operations	$291,370	$229,686	$1,022,293	$780,245
Adjusted % of Revenue	8.6%	7.7%	7.9%	7.0%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$150,410	$196,781	$543,607	$454,120
Acquisition and integration related costs, net of tax (1)	10,860	12,134	25,088	73,316
Adjusted net income attributable to CB&I	$161,270	$208,915	$568,695	$527,436

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$1.37	$1.80	$4.98	$4.23
Acquisition and integration related costs, net of tax (1)	0.10	0.11	0.23	0.68
Adjusted net income attributable to CB&I	$1.47	$1.91	$5.21	$4.91

(1) The three and twelve month periods ended December 31, 2014 include $17,518 and $39,685, respectively, of integration related costs, less the tax impact of $6,658 and $14,597, respectively. The per share amounts for the three and twelve month periods are based upon diluted weighted average shares of 109,466 and 109,122, respectively.

The three and twelve month periods ended December 31, 2013 include $19,260 and $95,737, respectively, of acquisition and integration related costs, and the twelve month period ended December 31, 2013 includes $10,517 of acquisition related pre-closing financing costs and one-time financial commitments (both included in interest expense and recorded in Q1 2013). These costs total $19,260 and $106,254, less the tax impact of $7,126 and $32,938, respectively. The per share amounts for the three and twelve month periods are based upon diluted weighted average shares of 109,168 and 107,452, respectively.

CONTACT: Media, www.cbi.com, Investors, Christi Thoms, +1 832 513 1200